UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2005

Hawaiian Electric Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Hawaii	1-8503	99-0208097
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Richards Street, Honolulu, Hawaii		96813
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(808) 543-5662

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Hawaiian Electric Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Hawaii	1-4955	99-0040500
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Richards Street, Honolulu, Hawaii		96813
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(808) 543-7771

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The following is an update of the status of:
(1) Hawaiian Electric Company, Inc.’s (HECO’s) application to the Public Utilities Commission (PUC) to increase base rates (see "Most recent rate request—Hawaiian Electric Company, Inc.," a description of which is incorporated herein by reference to pages 40 to 41 of Hawaiian Electric Industries, Inc.’s (HEI’s) and HECO’s Form 10-Q for the quarter ended June 30, 2005, and "Item 1.01 Entry into a Material Definitive Agreement," of HEI’s and HECO’s Form 8-K dated September 16, 2005), and
(2) the discussion of the two amendments to the power purchase agreement (PPA) with Kalaeloa Partners L.P. (Kalaeloa) (see "Consolidation of variable interest entities," which is incorporated herein by reference to pages 21 to 22 of HEI’s and HECO’s Form 10-Q for the quarter ended June 30, 2005).

In a rate case, the PUC may grant an interim rate increase (subject to refund with interest pending the final outcome of the case) if the PUC believes that the public utility is probably entitled to an increase in its rates. On September 27, 2005, the PUC issued an Interim Decision and Order (D&O) granting an increase of 4.36% or $53.3 million in annual revenues. The tariff changes implementing the interim rate increase were effective September 28, 2005. If the amount collected pursuant to this interim rate increase exceeds the amount of the increase approved in the final D&O, then the excess must be refunded to HECO’s ratepayers, with interest. The interim rate increase is based on a return on average common equity (ROACE) of 10.7%. However, the adoption of revenue, expense, rate base and cost of capital amounts (including the ROACE) for purposes of an interim rate increase does not commit the PUC to accept any such amounts in its final D&O.

The $53.3 million in annual revenues includes the transfer of certain costs related to existing energy efficiency programs and incremental integrated planning costs from a surcharge line item on electric bills into base electricity charges. Excluding this surcharge transfer amount, the net increase in annual revenues is $41.1 million or 3.33%.

In October 2004, Kalaeloa and HECO executed two amendments to their PPA, under which Kalaeloa would make available up to 29 megawatts (MW) of additional firm capacity to HECO, if certain conditions were satisfied. The conditions have been satisfied. As a result of the completion of the required performance test, the additional firm capacity to be provided by Kalaeloa is 28 MW. The amendments became effective when the costs of the additional capacity and purchased power were included in HECO’s rates as a result of the Interim D&O. Kalaeloa is now required to make available to HECO the information HECO needs to (1) determine if HECO must consolidate Kalaeloa under the provisions of Financial Accounting Standards Board Interpretation No. 46R (FIN 46R), "Consolidation of Variable Interest Entities," (2) consolidate Kalaeloa, if necessary under FIN 46R, and (3) comply with Section 404 of the Sarbanes-Oxley Act of 2002. HECO is in the process of obtaining the information necessary to complete its determination of whether Kalaeloa is a variable interest entity, and if so, whether HECO is the primary beneficiary. The consolidation of Kalaeloa, if required, could have a material effect on HECO’s consolidated financial statements, including the recognition of a significant amount of assets and liabilities, and if Kalaeloa were operating at a loss and had insufficient equity, the potential recognition of such losses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hawaiian Electric Industries, Inc.

September 28, 2005	By:	Eric K. Yeaman

Name: Eric K. Yeaman
Title: Financial Vice President, Treasurer and Chief Financial Officer

Hawaiian Electric Company, Inc.

September 28, 2005	By:	Tayne S. Y. Sekimura

Name: Tayne S. Y. Sekimura
Title: Financial Vice President